E X H I B I T 4(b)
                               -------------



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                                 GELMAN SCIENCES


                                WARRANT AGREEMENT
                                -----------------



     Gelman Sciences Inc. ("Corporation") hereby grants to David H. Fink ("Grantee") the right to purchase 20,000 stock warrants ("Warrants") of Common Stock, $0.10 par value of the Corporation (the "Shares") at $2.83 per warrant upon the terms and conditions contained in this Agreement.

1. Each Warrant can be converted into one share of Common Stock upon payment of the exercise price of $22.65.

2.   The Warrants will vest in accordance with the following schedule:

                 January 1, 1996            7,000
                 January 1, 1997            7,000
                 January 1, 1998            6,000

3. The Warrants will expire (to the extent not previously exercised) on the earlier of the fifth anniversary of the date of this Agreement or the date determined in accordance with Paragraph 5.

4. The Warrants (to the extent then exercisable) may be assigned by Grantee, in whole or in part, at any time prior to the Expiration Date (defined above), only to Daniel S. Cooper, Mark J. Zausmer, Trudy E. Fink, any of Grantee's minor children, and Mr. and Mrs. Samuel R. Fink, or any of them (each, a "Permitted Assignee"). Each assignment to a Permitted Assignee is conditioned on that Permitted Assignee agreeing in writing to abide by the terms of this Agreement as if he or she were a party hereto. If assigned, the Warrants (to the extent then exercisable) shall be exercisable, prior to the Expiration Date, only by a Permitted Assignee or any person taking from a Permitted Assignee by will or by the laws of descent and distribution.

5. The Warrants, to the extent they are exercisable on the date of Grantee's death, may be exercised for a period of 180 days following Grantee's death, but in no event subsequent to the expiration date of the Warrants, by a Permitted Assignee or Grantee's legal representative or by the person or persons to whom Grantee's rights shall pass by will or by the laws of descent and distribution. Grantee's legal representative or the person or persons to whom Grantee's right shall pass by will or by the laws of descent and distribution may not assign the Warrants without the prior written consent of the Corporation.






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6.   The Warrants shall be exercised by giving a written notice to the Secretary of the Corporation. Such notice shall specify the number of Shares to be purchased, the name in which Grantee desires to have the shares issued, Grantee's address and Grantee's social security number and shall be accompanied by payment in full in cash of the aggregate exercise price for the number of Shares purchased and by the representation required by Paragraph 10 of this Agreement if the Shares to be issued upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Such exercise shall be effective only upon the actual receipt of such written notice and no rights or privileges of a shareholder of the Corporation in respect of any of the Shares issuable upon exercise of any part of the Warrants shall inure to Grantee or any other person who is entitled to exercise the Warrants unless and until certificates representing such Shares shall have been issued.

7.   Nothing  contained  in  this  Agreement,   nor  any  action  taken  by  the
     Corporation,   shall   confer  upon  Grantee  any  right  with  respect  to
     continuation of Grantee's service as legal counsel for the Corporation.

8. If, upon or as a result of Grantee's exercise of the Warrants, there shall be payable by the Corporation any amount for income tax withholding,
     Grantee will pay such amount to the Corporation to reimburse the Corporation for such income tax withholding.

9.   In purchasing the Warrants granted hereby, Grantee represents as follows:

     a) Grantee has carefully reviewed and understand this Agreement and have been given an opportunity to make further inquires of any personnel of the Corporation concerning the continuing and proposed operations of the Corporation; and

     b) Grantee has such knowledge and experience in financial matters that Grantee is capable of evaluating the merits and risks of any investment in the Warrants and the Shares, and Grantee is able to bear the economic risk of any investment in the Corporation, even if such investment should ultimately be determined to be worthless.

10. Grantee is purchasing the Warrants solely for Grantee's own account for investment and not as a nominee or agent for the benefit of any other person. Grantee has no present intention to distribute or otherwise resell the Warrants or the Shares obtained upon exercise of the Warrants, except as permitted by this Agreement. Grantee understands that neither the Warrants nor the Shares have been registered under the Securities Act of 1933 (the "Act") or under the laws of any state or other jurisdiction and that the Company is under no obligation to register the Shares. Without registration, the Shares may be sold within the United States only in a private offering or pursuant to Rule 144 (including applicable holding periods) or another applicable exemption from registration. Grantee understands that, if then applicable, any certificate evidencing Grantee's ownership of Shares will be stamped with



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     (i) a legend stating that the Shares have not been registered under the Act or under the securities laws of any state and setting forth or referring to the restrictions on transferability and sale of the Shares and (ii) any legend required under the securities laws of any applicable state. Grantee further understands that stop-order instructions prohibiting transfer of the Shares may be issued by the Company as a means of preventing the sale or transfer of the Shares not in accordance with applicable law.

11. In the event that the outstanding shares of Common Stock of the Corporation shall be increased by a stock dividend or changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise, the number, price and kind of Shares subject to the Warrants shall be appropriately adjusted.

12. The Shares issued upon exercise of the Warrants may consist in whole or in part of shares of the authorized and unissued or reacquired Common Stock of the Corporation.

13.  The Company shall register the Shares under the Securities Act of 1933.


                                            Sincerely yours,



                                            By:/s/Charles Gelman
                                               -----------------
                                               Charles Gelman
                                               Chairman of the Board and
                                               Chief Executive Officer

The above is agreed to and accepted:


/s/David H. Fink
----------------
David H. Fink
Date: June 6, 1995




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                              Pall Corporation

                              25 Harbor Park Drive-Port Washington, NY 11050-USA Phone 516-484-3600 - FAX 516-484-3651


February 18, 1997


Gelman Sciences
600 South Wagner Road
Ann Arbor, MI 48103

Attention: David H. Fink

Dear Mr. Fink:

We refer to the Warrant dated June 6, 1995 granted to you by Gelman Sciences, Inc. ("Gelman") covering 20,000 shares of Gelman Stock at an exercise price of $22.65 per share. Please be advised that, as a result of the merger of Gelman with a subsidiary of Pall Corporation ("Pall") at an exchange ratio of 1.3047 shares of Pall Common Stock for each share of Gelman Common Stock, your Warrant is now exercisable (when fully vested) for 26,094 shares of Pall Common Stock at an exercise price of $17.3603 per share.

Your Warrant is now vested as to 18,266 Pall shares, will vest as to the remaining 7,828 Pall shares on January 1, 1998 and will expire on June 6, 2000.

If you have any questions as to the exercise procedure, you may contact me at 516-484-3600, X6238.

Sincerely,



Viraj J. Patel
Group Controller

VJP:lm